EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Stockholders of Techedge, Inc.:


We consent to the incorporation by reference in this Registration Statement of Techedge, Inc. on Form S-8 of our report dated February 28, 2005, relating to the consolidated financial statements and financial statement schedule of Techedge, Inc., appearing in the Annual Report on Form 10-KSB of Techedge, Inc. for the year ended December 31, 2004.


                                   By: /s/ Rosenberg Rich Baker Berman & Company
June 10, 2005                          -----------------------------------------
                                           Bridgewater, New Jersey